Argentina Devaluation August 26, 2019

Safe Harbor Statements These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding the impact of Argentina currency translation on the Company’s financial results. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market or product exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information included in these materials is representative as of August 26, 2019 and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. 2

# Impact of AR Peso Devaluation on 2019 Brink's US$ Results

(Non-GAAP, $ Millions except ARS / USD)

## Illustrative Devaluation Impact

(ARS / USD Rate: 55 as of August 23, 2019)

| 2019 Average Exchange Rate: | Guidance Mid-point[1] | Independent Rate Forecast[3] | Alternative Scenarios | |
|---|---|---|---|---|
| Jan. – Jul. (Actual) | ~42 | ~42 | ~42 | ~42 |
| August (Actual-Estimate)[2] | ~46 | ~52 | ~52 | ~52 |
| Sep. – Dec. | ~49 | ~65 | ~80 | ~110 |
| Year End | ~51 | ~70 | ~100 | ~150 |
| Full Year Avg. | ~45 | ~50 | ~55 | ~65 |

| | | Full-Year Impact vs. Guidance | | |
|---|---|---|---|---|
| BCO Op. Profit | ~$415 | ~$(8) | ~$(13) | ~$(18) |
| BCO Adj. EBITDA | ~$600 | ~$(8) | ~$(13) | ~$(19) |

External independent forecast as of August 23, 2019 suggest additional devaluation to 70 by year-end… estimated 2019 impact ~$8 million

1. FX impact is translational; not transactional
   - Revenue and costs are primarily in local currency; naturally hedged
   - Margins are unaffected by currency fluctuations; performance in local currency continues to be strong
2. Inflation-based price increases expected to offset negative FX impact in future quarters (see slide 4)
   - 30% combined price increase for July and October 2019, heavily offsetting recent FX devaluations
   - Price increases negotiated twice per year
3. Brink's has operated in Argentina's inflationary environment for over 20 years and over time price increases overcome devaluation

Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com.
ARS / USD rates represent average exchange rate.
1. BCO Guidance as of July 24, 2019.
2. Estimate based on actual exchange rates through August 23, 2019
3. Currency rates based on independent JPMorgan forecast rate devaluation to 70 pesos to USD at 2019 year-end and average rate of 50 for year.

3

Argentina 2019 and 2020 Revenue by Quarter Average 2 39 44 52 66 73 80 88 96 USD / ARS (5%) (11%) (9%) (9%) (9%) (9%) (16%) (21%) Devaluation1 Scale to 100 100 100 93 88 86 82 79 89 % of 1Q19 USD Revenue 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Actual Actual Estimate Estimate Pro-forma Pro-forma Pro-forma Pro-forma 2019 Price Increases: Assumptions: • First-half 14.4% • Devaluation • 22.5% in July and 7.5% in October • 2019: full-year average of 50 pesos to USD (70 at 12/31/19) • 2020: full-year average of 84 pesos to USD (100 at 12/31/19) • 2020 price increases – increased to two per year • January 10-15% • July and October in-line with 2019 • Constant volume / ad valorem growth • Historically volume / ad valorem have grown Despite devaluation, with price increases, 2020 revenue and margins should remain strong 1. Quarter-to-quarter devaluation based on quarterly average exchange rates 4 2. Currency rates based on independent JPMorgan forecast rate devaluation to 70 pesos to USD at 2019 year-end and average rate of 50 for year.